                                POLK AUDIO, INC.

                       PRESENTATION TO BOARD OF DIRECTORS

                                DECEMBER 4, 1998

                                POLK AUDIO, INC.

                      BUSINESS REASONS FOR THE TRANSACTION

-   Cost of filing.

-   Disclosure of financial information.

-   Lack of liquidity in stock market.

-   Good use of corporate capital

                                POLK AUDIO, INC.

                                 CONSIDERATIONS

-   Business and financial reasons for the transaction.

-   Obligation to pay "fair value" to minority shareholders.

-   Appearance of fair dealing.

-   Address the needs of both constituencies - balancing act

                                POLK AUDIO, INC.

                                    STRUCTURE

-   Fixed price self tender offer for 860,000 shares at $12.00 per share.

-   Other alternatives

        *   Dutch auction self tender
        *   Reverse spilt
        *   Merger

-   Ceiling on debt - up to $10.4 million.

-   Covers all non-affiliated shareholders - no proration.

                                POLK AUDIO, INC.

                                VALUATION METHODS

-   Discounted Cash Flow Analysis

-   Public Comparable Company Analysis

-   Stock Price History

                                POLK AUDIO, INC.

                                 INTRINSIC VALUE

DISCOUNTED CASH FLOW ANALYSIS

- All value derived from future expectation of cash flow and discounted to the present at the commensurate level of risk. Cash flow is important, earnings are not.

-   Shareholder value is created by:
        *   Increasing net operating cash flow,
        *   Reducing the level of capital investment,
        *   Lowering the cost of capital.

PUBLIC COMPARABLE COMPANY ANALYSIS

- Value determined through a comparison to the multiples of publicly traded comparable companies

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

FBW examined three scenarios:

-   Scenario A: Revenues grow to $92.0 million by fiscal 2003.

-   Scenario B: Revenues grow to $90.3 million by fiscal 2003.

-   Scenario C: Revenues grow to $87.7 million by fiscal 2003.

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

                          KEY ASSUMPTIONS - SCENARIO A

- Revenues grow to $92.0 million by fiscal 2003, representing a 6.3% compound average annual growth rate throughout the forecast period.

-   Gross profit margins are between 37.3% and 38.9%.

-   Net profit margin improves to 5.2% by fiscal 2003

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

      Quarterly Income Statement Summary - Fiscal Year Ended March 31, 1999

                                                                         1999
                                  ------------------------------------------------------------------------
                                   Q1 A               Q2 A              Q3 E             Q4 E       Total
                                  ------             ------            ------          ------       z
Total sales                       18,225             18,312            18,300          17,163       72,000

Cost of goods sold                11,066             11,089            11,305          10,571       44,031
  Gross profit                     7,159              7,223             6,995           6,592       27,969
  Gross profit %                   39.28%             39.44%            38.22%          38.41%       38.85%

Net operating profit               1,182              1,620             1,349             972        5,140
Operating profit %                  6.49%              8.85%             7.37%           5.66%        7.14%

Net income                           751                868               755             713        3,104
Net margin                          4.12%              4.74%             4.13%           4.15%        4.31%

Shares outstanding                 1,849              1,849             1,849           1,849        1,849
Earnings per share                  0.41               0.47              0.41            0.39         1.68

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

         PROJECTED INCOME STATEMENT - FISCAL YEARS ENDED MARCH 31, 1999
                             THROUGH MARCH 31, 2003

                                                    FORECAST
                               ---------------------------------------------------------
                                   1999        2000        2001        2002         2003
                                 ------      ------      ------      ------       ------
Sales                            72,000      77,000      82,000      87,000       92,000

Cost of Goods Sold               44,031      48,260      50,602      53,227       56,251
                               --------    --------    --------    --------      -------
Gross Profit                     27,969      28,740      31,398      33,773       35,749

NET OPERATING PROFIT              5,139       4,645       5,634       6,531        7,094

INCOME AFTER TAXES                3,104       3,281       3,810       4,386        4,770


SHARES OUTSTANDING                1,849       1,849       1,849       1,849        1,849
Earnings Per Share                 1.68        1.77        2.06        2.37         2.58

                               POLK AUDIO, INC.

               INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

                   NET OPERATING PROFIT AFTER TAXES (NOPAT)

                                                   FORECAST
                             -------------------------------------------------------------
                                  1999        2000        2001         2002          2003
Sales                           72,000      77,000      82,000       87,000        92,000

Total Operating Expenses        66,861      72,355      76,366       80,469        84,906

Other Income                       550         550         550          550           550
                             ----------  ---------- ------------  ----------  ------------
ADJUSTED EBIT                    5,689       5,195       6,184        7,081         7,644
CASH OPERATING TAX               2,276       2,078       2,474        2,833         3,058
------------------------------------------------------------------------------------------
NOPAT                            3,413       3,117       3,710        4,249         4,587
------------------------------------------------------------------------------------------

                                POLK AUDIO, INC.

               INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

                                   CAPITAL

                                                   FORECAST
                             ------------------------------------------------------
                                 1999       2000       2001       2002        2003
                                 ----       ----       ----       ----        ----
Current Operating Assets       17,293     19,486     21,349     23,148      24,563
NIBCLs                          7,024      7,541      8,025      8,554       9,086
                               ------     ------     ------     ------      ------
NET WORKING CAPITAL            10,269     11,945     13,324     14,594      15,477
Net Prop Plant & Equip          6,157      5,657      5,457      5,257       5,057
-----------------------------------------------------------------------------------
CAPITAL                        16,426     17,602     18,781     19,851      20,534
-----------------------------------------------------------------------------------

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

                                 COST OF CAPITAL

=   Weighted Average                  +           Weighted Average
    Cost of Debt                                  Cost of Equity

=   Incremental Borrowing   +     Risk Free     +   Equity Risk           +     Small Cap.    +   Co. Specific
    Cost X (1-Tax Rate)           Rate              Premium                     Premium           Risk

=   (6.88% X (1-40.0%))     +     5.12%         +   (7.8% X 0.83)            +     3.3%            +   2.0%

    Debt                                                    Equity
    Weighting = 0%                                          Weighting = 100%

=   0%                                               +         16.89%

=   16.89%

                                POLK AUDIO, INC.

                INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

                     DISCOUNTED CASH FLOW VALUATION SUMMARY

                                                 NOPAT - INV               PV FACTOR X FCF

                                                                               PRESENT VALUE
YEAR                  NOPAT       INVESTMENT        FCF     PV FACTOR
                                                                               OF FCF
=======================================================================================
1999                   3,413        (2,783)        6,196     0.9249             5,731
2000                   3,117         1,176         1,941     0.7913             1,536
2001                   3,710         1,179         2,531     0.6769             1,714
2002                   4,249         1,070         3,179     0.5791             1,841
2003                   4,587           683         3,904     0.4954             1,934
2004 & BEYOND          4,744             0         4,744     2.9333            13,917

                                 INTRINSIC OPERATING VALUE                     26,673
                                 Cash from Options                              1,784
                                                                           ----------
                                 INTRINSIC TOTAL VALUE                         28,457
                                 Total Debt                                       300
                                 Other Liabilities                                971
                                                                           ----------
                                 INTRINSIC COMMON EQUITY VALUE                 27,186
                                 Number of Shares Outstanding                   2,017
                                 INTRINSIC SHARE VALUE                         $13.48

                               POLK AUDIO, INC.

                 INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

                          KEY ASSUMPTIONS - SCENARIO B

- Revenues grow to $90.3 million by fiscal 2003, representing a 6.1% compound average annual growth rate throughout the forecast period.

-   Gross profit margins are between 37.2% and 38.8%.

-   Net profit margin improves to 4.9% by fiscal 2003.

INTRINSIC SHARE VALUE:  $12.49

                               POLK AUDIO, INC.

                 INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

                           KEY ASSUMPTIONS SCENARIO C

- Revenues grow to $87.7 million by fiscal 2003, representing a 5.7% compound average annual growth rate throughout the forecast period.

-   Gross profit margins are between 37.0% and 38.6%.

-   Net profit margin improves to 4.4% by fiscal 2003

INTRINSIC SHARE VALUE:  $11.01

                                POLK AUDIO, INC.

                  INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

    Size and trading volume are significant factors in public market valuations. Larger companies with greater trading volumes trade at higher multiples than smaller companies with low trading volumes

- FBW examined other small capitalization companies with low trading volumes. These companies had low insider ownership versus Polk.

-   The average P/E ratio was 9x.

- The average P/E ratio for the comparable groups for these companies was 16.5x.

                                POLK AUDIO, INC.

                  INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

COMPANIES SELECTED:

Koss Corp:        Designs, manufactures and markets stereo headphones,
                  audio/video loudspeakers, and related accessory products.


PhoenixGold:      Designs, manufactures and markets a varietyof accessories,
`                 electronics and speakers for the car audio, custom home audio/
                  video and professional sound markets.

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

                                                              --------------------------
                                                                       Market
                                                                        Data
                                                              --------------------------
                                            Fiscal    Four     Stock   Shares    Market
                                             Year   Quarters   Price    Out.     Value
                                   Ticker    End     Ended    12/3/98  (000's)  ($000's)
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Koss Corporation                    KOSS     6/30   9/30/98    11.00   3,177    34,947
Phoenix Gold International, Inc.    PGLD     9/30   9/30/98     2.00   3,464     6,928
----------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------
Polk Audio, Inc.                     PKA     9/30   9/30/98    14.13   1,849    26,117
----------------------------------------------------------------------------------------

                                   -------------------------------------------------------------------
                                                              Financial Data
                                                 (Trailing Four Quarters, in $ thousands)
                                   -------------------------------------------------------------------

                                                        Net     Total     Total    Common    Total
                                   Revenues  EBIT (1)  Income   Assets   Debt (2)  Equity  Capital (3)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Koss Corporation                    37,914    7,665    5,367    30,381    1,367    23,882    28,020
Phoenix Gold International, Inc.    26,485     (913)    (772)   15,208      938    10,498    11,436
------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
Polk Audio, Inc.                    70,647    5,679    3,328    28,570      600    19,355    20,394
------------------------------------------------------------------------------------------------------

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

-------------------------------------------------------------------------------------------------------------------
                                        Margin              Profitability Ratios             Liquidity & Leverage
                                       Analysis                                           -------------------------
                                    ---------------   ---------------------------------             Total     Total
                                                      Return on    NOPAT/     Return on             Debt/     Debt/
                                     EBIT     Net      Common      Ending       Total     Current   Common    Total
         Company                    Margin   Margin    Equity    Capital (4)    Assets     Ratio    Equity   Capital
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Koss Corporation                     20.2%    14.2%     22.5%      16.4%        17.7%      11.6      5.7%     4.9%
Phoenix Gold International, Inc.     -3.4%    -2.9%     -7.4%      -4.8%        -5.1%       3.1      8.9%     8.2%

-------------------------------------------------------------------------------------------------------------------
AVERAGE                              8.4%      5.6%      7.6%       5.8%         6.3%       7.4      7.3%     6.5%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Polk Audio, Inc.                     8.0%      4.7%     17.2%      16.7%        11.6%       2.5      3.1%     2.9%
-------------------------------------------------------------------------------------------------------------------

                                POLK AUDIO, INC.

                 INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

                      COMPARABLE COMPANY VALUATION SUMMARY

                                    ----------------------------------------------------------
                                                        VALUATION RATIOS
                                    ----------------------------------------------------------
                                                                          MKT. VAL.
                                    NET MKT.    MKT. VAL.       P/E       TO BOOK    ENT. VAL.
                                    CAPITAL    TO EARNINGS    ESTIMATE     VALUE        TO
COMPANY                             TO EBIT       (P/E)          '99      (EQUITY)   REVENUES
----------------------------------------------------------------------------------------------
Koss Corporation                      4.7         6.5           8.2         1.5        1.0
Phoenix Gold International, Inc.      NM          NM            5.0         0.7        0.3
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Average                               4.7         6.5           6.6         1.1        0.6
----------------------------------------------------------------------------------------------

                        POLK AUDIO, INC.

        INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

        COMPARABLE COMPANY IMPLIED VALUATION ANALYSIS

                                                              IMPLIED                 IMPLIED
                                        AVERAGE     POLK      EQUITY     NUMBER      PER SHARE
                                        MULTIPLE   RESULTS     VALUE    OF SHARES      VALUE
-------------------------------------------------------------------------------------------------
Net Market Capital/EBIT                    4.7      5,679     26,291      1,849        14.22
P/E                                        6.5      3,328     21,670      1,849        11.72
Fwd P/E '99                                6.       3,104     20,500      1,849        11.09
Mkt. Val. to Book                          1.1     19,355     20,547      1,849        11.11
Ent. Val. to Revenues                      0.6     70,647     44,324      1,849        23.97

              POLK AUDIO, INC.

            VALUATION SUMMARY

                                            PRICE
                                             PER
VALUATION METHODOLOGY                       SHARE
----------------------------------------------------
DISCOUNTED CASH FLOW
  Scenario A                                13.48
  Scenario B                                12.49
  Scenario C                                11.01

COMPARABLE COMPANY ANALYSIS
  Net Market Capital/EBIT                   14.22
  P/E                                       11.72
  Fwd P/E '99                               11.09
  Mkt. Val. to Book                         11.11
  Ent. Val. to Revenues                     23.97

                                POLK AUDIO, INC.

                                   CONCLUSION

-      The Company is capitalized with excess high cost, public equity capital.

-      The Company's growth prospects do not require high cost capital.

-      The Company's profitability allows for cheaper cost debt financing.

- The market does not currently provide meaningful liquidity to the majority of shareholders.

-      The valuation is supported by several valuation methods.

- The transaction provides shareholders the opportunity to realize fair value and liquidity in an orderly fashion. This opportunity would otherwise not exist given Polk's historical trading volume.

RESULT:   Attractive corporate finance solution for both majority and minority interests